NUTEX HEALTH reports Second quarter 2023 financial results

●	NET revenue of $58.9 million
●	Company expects to open 1-2 more hospitals in 2023 and another 14 by end of 2025

HOUSTON, TX − (PRNewswire) – AUGUST 9, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 22 state-of-the-art micro-hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced second quarter 2023 financial results for the three months and six months ended June 30, 2023.

Financial Highlights for the Three Months and Six Months Ended June 30, 2023:

●	Net revenue of $58.9 million and $115.3 million, respectively.
●	Net loss attributable to Nutex Health of $3.5 million and $8.6 million, respectively.
●	Adjusted EBITDA of $4.0 million and $6.4 million, respectively.
●	Net cash from operating activities of $1.1 million as of June 30, 2023.
●	As of June 30, 2023, the Company had total assets of $436.2 million, including cash and cash equivalents of $32.8 million.

Note:  Adjusted EBITDA is a non-GAAP financial metric.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Year-to-Date 2023 Highlights:

●	On February 6, 2023, Nutex Health opened its second micro-hospital in Arkansas. The facility is already performing above expectations.
●	On May 3, 2023, Nutex Health opened its first urgent care center in Southern California to take better and more efficient care of its 25,000 patients enrolled in its independent practice association (“IPA”) in Southern California.
●	On June 20, 2023, Nutex Health opened its second new micro-hospital in 2023 in New Mexico. The facility is performing above expectations.
●	On July 5, 2023, Nutex Health opened its third new micro-hospital in 2023 in Louisiana. The facility is performing above expectations.
●	On August 7, 2023, Nutex Health opened its fourth new micro-hospital in 2023 in Texas.
●	Nutex Health expects to open 1-2 more micro-hospitals in 2023 and another 14 by end of 2025.
●	Nutex Health launched three new independent practice associations (“IPAs”) in 2023. IPAs are physician networks comprised of primary care physicians (“PCPs”) and specialists. The three new IPAs are strategically located around existing (Houston and Phoenix) and upcoming (South Florida) Nutex Health micro-hospitals and expect to start enrolling managed care patients later this year. As of today, South Florida Physicians IPA has signed contracts with 78 primary care physicians, Houston Physicians IPA has signed contracts with over 70 primary care physicians and our newest IPA, Phoenix Physicians IPA, has signed up 12 primary care physicians.  The Company anticipates starting 2-3 new IPAs per year in the vicinity of its micro-hospitals.

●	In 2023, Nutex Health has spent over $500,000 enhancing its cloud-based advanced population health analytics platform called Clinigence Health. Clinigence is a pioneer in clinical data integration, clinical quality reporting and population health analytics and is in use by multiple organizations and individual physicians throughout the U.S. Our platform currently has clinical and claims data on over 3 million patients. Nutex Health intends to gain more customers for its platform going forward.
●	On July 31, 2023, Nutex Health announced that its advanced population health analytics platform had been selected by Varmed Management, a Puerto Rico-based medical management company, to enhance patient care.
●	On March 17, 2023, the Centers for Medicare & Medicaid Services (“CMS”) issued new guidelines related to the independent dispute resolution (“IDR”) process of the No Surprises Act. Nutex Health believes that these new guidelines will result in higher reimbursements. Due to the lag in normal hospital billing, our data set is still small. However, we have early evidence that reimbursements have increased. We believe that most of the increase in reimbursements are not yet reflected in our Second Quarter financial results due to the timing of the new CMS guidelines.
●	On August 3, 2023, the U.S. District Court for the Eastern District of Texas granted a summary judgement in favor of the Texas Medical Association vacating the HHS’ December 2022 decision to increase, without notice, the administrative fee required to initiate IDR arbitration from $50 to $350, which made filing for IDR arbitration prohibitively expensive for many providers.
●	On August 4, 2023, the HHS and CMS again temporarily suspended the federal IDR process, including the ability to initiate new disputes, until the HHS and CMS can provide new instructions in response to the summary judgement. We do not expect that this IDR suspension will materially impact the reimbursement amounts we receive due to the generally low percentage of arbitrations we initiate. We do however anticipate that this additional favorable court ruling will further enhance the fairness of the reimbursement process under the NSA.
●	On June 22, 2023 the Company paid back $3.75 million to an affiliate of Yorkville Advisors Global. The Company has approximately $7.7 million outstanding and is evaluating whether to pay off the remaining portion and terminating its pre-paid advance agreement with Yorkville.
●	The Company has a committed investment agreement for up to $100 million with Lincoln Park Capital, none of which has been used.
●	In 2023, as part of our Board of Director’s portfolio rationalization initiative, Nutex Health closed down two hospital outpatient departments and one micro-hospital which were unprofitable. All three facilities were in Texas.

“Our balance sheet continues to remain strong with $32.8 million of cash on hand and significant capital available to handle the development of the 1-2 additional micro-hospitals we plan to open this year in addition to growing our existing IPAs. We remain cash flow positive and proud of our sequential quarter-over-quarter increase in adjusted EBITDA from $2.4 million in Q1 to $4.0 million in Q2,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“Our goal for the remainder of this year is to increase patient volumes as well as to create new service lines. We have recently launched a behavioral health program due to the massive need for mental health and substance use services.  We are also excited to start enrolling patients in our new IPAs later this year, which we believe will bring even more volume to our facilities. In addition, we are getting a lot more adept with navigating through the NSA and the IDR process which will allow us to maximize collections from insurers,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“We have delivered yet another quarter with positive net cash from operating activities and positive adjusted EBITDA. We intend to continue to execute on our growth strategy.  Our improving results in the first six months of 2023 make us confident in our outlook for the remainder of the year,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s Second Quarter 2023 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,754,330	$34,255,264
Accounts receivable	50,676,301	57,777,386
Accounts receivable - related parties	1,335,241	538,183
Inventories	2,450,776	3,533,285
Prepaid expenses and other current assets	4,858,546	1,869,806
Total current assets	92,075,194	97,973,924
Property and equipment, net	83,062,145	82,094,352
Operating right-of-use assets	17,111,817	20,466,632
Finance right-of-use assets	206,072,425	192,591,624
Intangible assets, net	20,418,551	21,191,390
Goodwill, net	17,010,637	17,010,637
Other assets	483,679	423,426

Total assets	$436,234,448	$431,751,985

Liabilities and Equity
Current liabilities:
Accounts payable	$16,424,368	$23,614,387
Accounts payable - related parties	3,919,114	3,915,661
Lines of credit	2,980,684	2,623,479
Current portion of long-term debt	16,412,345	12,546,097
Operating lease liabilities, current portion	1,551,655	1,703,014
Finance lease liabilities, current portion	4,105,654	4,219,518
Accrued expenses and other current liabilities	12,049,471	6,240,813
Total current liabilities	57,443,291	54,862,969
Long-term debt, net	25,106,830	23,051,152
Operating lease liabilities, net	16,256,976	19,438,497
Finance lease liabilities, net	220,473,072	203,619,756
Deferred tax liabilities	8,728,100	10,452,211
Total liabilities	328,008,269	311,424,585

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 660,742,624 and 650,223,840 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	660,742	650,224
Additional paid-in capital	463,869,968	458,498,402
Accumulated deficit	(371,912,251)	(363,285,925)
Nutex Health Inc. equity	92,618,459	95,862,701
Noncontrolling interests	15,607,720	24,464,699
Total equity	108,226,179	120,327,400

Total liabilities and equity	$436,234,448	$431,751,985

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Hospital division	$51,611,803	$51,604,679	$100,899,967	$130,731,921
Population health management division	7,312,651	6,443,254	14,353,904	6,443,254
Total revenue	58,924,454	58,047,933	115,253,871	137,175,175

Operating costs and expenses:
Payroll and benefits	24,860,702	24,356,184	50,697,375	49,966,401
Contract services	9,747,873	13,060,447	18,937,204	17,979,079
Medical supplies	3,264,202	2,581,552	7,288,084	6,841,031
Depreciation and amortization	4,169,160	3,132,485	8,162,907	5,529,346
Other	7,235,594	8,279,344	15,673,655	14,405,901
Total operating costs and expenses	49,277,531	51,410,012	100,759,225	94,721,758

Gross profit	9,646,923	6,637,921	14,494,646	42,453,417

Corporate and other costs:
Facilities closing costs	-	-	217,266	-
Acquisition costs	-	3,885,666	-	3,885,666
Stock-based compensation expense	249,645	54,166	2,149,645	54,166
General and administrative expenses	9,759,816	4,076,566	16,935,360	10,653,089
Total corporate and other costs	10,009,461	8,016,398	19,302,271	14,592,921

Operating income (loss)	(362,538)	(1,378,477)	(4,807,625)	27,860,496

Interest expense, net	4,843,048	4,369,609	7,983,137	6,225,583
Other expense (income)	(123,528)	(1,403,222)	123,927	977,323
Income (loss) before taxes	(5,082,058)	(4,344,864)	(12,914,689)	20,657,590

Income tax expense (benefit)	(815,612)	19,653,286	(1,726,271)	19,829,609

Net income (loss)	(4,266,446)	(23,998,150)	(11,188,418)	827,981

Less: net loss attributable to noncontrolling interests	(787,399)	(4,713,304)	(2,562,092)	(1,417,475)

Net income (loss) attributable to Nutex Health Inc.	$(3,479,047)	$(19,284,846)	$(8,626,326)	$2,245,456

Earnings (loss) per common share
Basic	$(0.01)	$(0.03)	$(0.01)	$0.00
Diluted	$(0.01)	$(0.03)	$(0.01)	$0.00

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(11,188,418)	$827,981
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	8,162,907	5,529,346
Stock-based compensation expense	2,149,645	54,166
Deferred tax expense (benefit)	(1,724,111)	12,013,748
Debt accretion expense	953,236	722,536
Loss on lease termination	58,211	-
Non-cash lease expense	61,734	629,094
Changes in operating assets and liabilities:
Accounts receivable	6,921,239	19,745,666
Accounts receivable - related party	(797,058)	602,068
Inventories	1,082,509	(93,004)
Prepaid expenses and other current assets	(3,048,993)	(2,002,401)
Accounts payable	(7,189,929)	6,358,427
Accounts payable - related party	3,453	(630,490)
Accrued expenses and other current liabilities	5,619,907	9,645,922
Net cash from operating activities	1,064,332	53,403,059

Cash flows from investing activities:
Acquisitions of property and equipment	(7,446,902)	(16,621,726)
Acquired cash in reverse acquisition with Clinigence	-	12,716,228
Cash related to deconsolidation of Real Estate Entity	(1,039,157)	(2,421,212)
Net cash from investing activities	(8,486,059)	(6,326,710)

Cash flows from financing activities:
Proceeds from lines of credit	1,949,919	2,592,714
Proceeds from notes payable	16,952,905	4,865,974
Repayments of lines of credit	(1,592,714)	(72,055)
Repayments of notes payable	(7,481,893)	(4,338,567)
Repayments of finance leases	(1,870,670)	(305,134)
Common stock issued for exercise of warrants	-	4,119,141
Common stock issued for exercise of options	-	644,974
Members' contributions	649,550	4,731,117
Members' distributions	(2,686,304)	(47,832,176)
Net cash from financing activities	5,920,793	(35,594,012)
Net change in cash and cash equivalents	(1,500,934)	11,482,337
Cash and cash equivalents - beginning of the period	34,255,264	36,118,284
Cash and cash equivalents - end of the period	$32,754,330	$47,600,621

Non-GAAP Financial Measures

Adjusted EBITDA. Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(3,479,047)	$(19,284,846)	$(8,626,326)	$2,245,456
Depreciation and amortization	4,169,160	3,132,485	8,162,907	5,529,346
Interest expense, net	4,843,048	4,369,609	7,983,137	6,225,583
Income tax expense (benefit)	(815,612)	19,653,286	(1,726,271)	19,829,609
Allocation to noncontrolling interests	(972,655)	(1,696,226)	(1,727,965)	(3,521,488)
EBITDA	3,744,894	6,174,308	4,065,482	30,308,506
Facilities closing costs	-	-	217,266	-
Acquisition costs	-	3,885,666	-	3,885,666
Stock-based compensation expense	249,645	54,166	2,149,645	54,166
Adjusted EBITDA	$3,994,539	$10,114,140	$6,432,393	$34,248,338

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 22 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including final rules implemented under the No Surprises Act and related regulatory guidance, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended June 30, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez - Investor Relations & Media Contact

investors@nutexhealth.com

jsmith@nutexhealth.com